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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                NOVEMBER 12, 1999


                        THE OFFICIAL INFORMATION COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           DELAWARE                      1-10263             73-1341805
(STATE OR OTHER JURISDICTION OF        (COMMISSION        (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)        FILE NUMBER)      IDENTIFICATION NO.)


250 West 57th Street, Suite 2421, New York, New York           10019
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 247-5160


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On November 12, 1999, The Official Information Company (the "Company") sold all of stock of CORSEARCH, Inc. to CT Corporation System and executed a non-compete agreement in consideration for approximately $20 million (subject to adjustments).


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

    2.1 Stock Purchase Agreement dated as of October 6, 1999, by and among CT Corporation System, The Official Information Company, and Corsearch, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1999).



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                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: November 24, 1999


                                       THE OFFICIAL INFORMATION COMPANY

                                       By /s/ Ian L.M. Thomas
                                          -------------------------------------
                                          IAN L. M. THOMAS
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER